EXHIBIT 21






                                         State or Other       % Of
                                          Jurisdiction      Securities
                                            In Which         Owned by
Subsidiaries of Registrant (1)            Incorporated      Registrant
--------------------------------------------------------------------------------
Allied Products Finance Corporation         Delaware          100%        (2)

Aurora Corporation of Illinois..........    Illinois          100%        (2)






(1)      Unnamed subsidiaries considered in the aggregate do not constitute a significant subsidiary.

(2) Subsidiary included in consolidated financial statements.



















03/18/98


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